UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 26, 2020
Date of Report (Date of earliest event reported)
Overseas Shipholding Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Harbor Place 302 Knights Run Avenue, Suite 1200 Tampa, Florida 33602
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 209-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class                Trading Symbol(s)     Name of each exchange on which registered
Class A Common Stock (par value $0.01 per share)    OSG            NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 8 – Other Events
Item 8.01    Other Events

On March 30, 2020, Overseas Shipholding Group, Inc. (“OSG”) issued a press release announcing that one of its subsidiaries, OSG 204 LLC, closed on a $33,150,000 million loan led by Wintrust Commercial Finance, a division of Wintrust Asset Inc., for a term of 5 years. The loan finances one new 204,000 barrel U.S. Flag oil and chemical ATB barge under construction at Greenbriar Marine shipyard. Wintrust and the other syndicate lenders received a collateral assignment of the vessel construction contract, and upon delivery of the barge, the lenders will hold a perfected first priority security interest and preferred ship mortgage against the vessel. The loan is also guaranteed by OSG.

Section 9 – Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
Exhibit No.        Description

99.1            Press Release, dated March 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, OSG has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)
Date:    March 30, 2020        By:    /s/ Richard Trueblood
Richard Trueblood
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1            Press Release, dated March 30, 2020.